UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: May 28, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2024, Presto Automation Inc. (“Presto” or the “Company”) entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds, LP, a Delaware limited partnership (“Triton”). Pursuant to the CSPA, the Company has the right, but not the obligation, to sell to Triton up to $5,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time during the commitment period commencing on May 28, 2024 and terminating on the earlier of (i) December 31, 2024 or (ii) the date on which Triton shall have purchased shares of the Company’s Common Stock pursuant to the CSPA equal to the investment amount of $5,000,000 (the “Commitment Period”).

Each sale the Company requests under the CSPA (a “Purchase Notice”) may be for a number of shares of the Company’s Common Stock that does not exceed 9.9% of our outstanding shares as of the date of the CSPA which amount is 9,988,465 shares as of the date hereof (the “Commitment Shares”). Triton has committed to purchase the Commitment Shares at the lowest of (i) the official closing price of the Company’s Common Stock on the Nasdaq Stock Market on the trading day immediately preceding our submission of a Purchase Notice to Triton, (ii) the average official closing price of the Company’s common stock on the Nasdaq Stock Market for the five consecutive trading days ending on the business day immediately preceding the Company’s submission of a Purchase Notice to Triton, and (iii) 75% of the lowest traded price of the Common Stock five days prior to the closing date. The price in (i) and (ii) is referred to as the “Minimum Price” and the price in (i), (ii) and (iii) are referred to as the Purchase Price.

Subject to completing the purchase of 18.9% of the Company’s outstanding shares, Triton has committed to purchase a number of additional shares such that the total proceeds to be received by the Company on or before June 7, 2024 pursuant to the CSPA will exceed $3,000,000 (such shares, the “Backstop Shares”). The Backstop Shares will be purchased at (x) the Purchase Price, if relief provided by Nasdaq Rule 5635(f) (the “Financial Viability Relief”) has been sought and granted to us and such relief permits the receipt of proceeds from the sale of common stock on or before June 7, 2024, or (y) the Minimum Price, if the Financial Viability Relief has not been sought or granted or cannot generate such proceeds on or before June 7, 2024. Triton’s obligation with respect to purchasing the Backstop Shares is conditioned on (i) the Company having timely delivered a first Purchase Notice for 9.9% of our outstanding shares within one business day of the execution of the CSPA, and (ii) the Company having timely delivered a second Purchase Notice for 9.9% of our outstanding shares to Triton within one business day after the closing related to such first Purchase Notice.

The Company has filed with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated May 28, 2024, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-275112, registering the shares of Common Stock that are to be offered and sold to Triton pursuant to the CSPA.

The foregoing is a summary description of certain terms of the CSPA. For a full description of all terms, please refer to the copy of the CSPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Common Stock Purchase Agreement, dated May 28, 2024, by and between Presto Automation Inc. and Triton Funds LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

Date: May 28, 2024	By:	/s/ Susan Shinoff
		Name:	Susan Shinoff
		Title:	General Counsel and Corporate Secretary

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